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                                                                    EXHIBIT 99.1

                           GENETRONICS BIOMEDICAL LTD.
                             2000 STOCK OPTION PLAN



1.      INTERPRETATION

1.1 DEFINED TERMS - For the purposes of this Plan, the following terms shall have the following meanings:

        (a) "AFFILIATE" means a Parent Corporation or a Subsidiary Corporation of a corporation;

        (b) "ASSOCIATE" means, where used to indicate a relationship with any Person,

                (i)     any relative of that Person,

                (ii) any person of the opposite sex to whom that Person is married or with whom that Person is living in a conjugal relationship outside marriage,

                (iii) any relative of a Person mentioned in clause (ii) who has the same home as that Person,

                (iv)    any partner of that Person,

                (v) any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as trustee or in a similar capacity, or

                (vi) any corporation of which such Person beneficially owns, directly or indirectly, voting securities carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the corporation;

        (c) "BENEFICIAL OWNER" of a security includes any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has voting power over the security or the power to dispose or direct the disposition of the security, and any Person who uses a trust or other arrangement with the purpose or effect of divesting such Person of beneficial ownership as part of a plan to evade the reporting requirements of section 13 of the Exchange Act shall be deemed to be the Beneficial Owner of the security;

        (d)     "BOARD" means the Board of Directors of Genetronics Biomedical
                Ltd.;

        (e) "CODE" means the United States Internal Revenue Code of 1986, as amended from time to time;


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        (f)     "COMMITTEE" means a committee of the Board appointed in
                accordance with this Plan, or if no such committee is appointed, the Board itself;

        (g)     "COMPANY" means GENETRONICS BIOMEDICAL LTD.;

        (h) "COVERED EMPLOYEE" means the chief executive officer and the four (4) other highest compensated officers of the Company for whom total compensation is required to be reported to shareholders under the Exchange Act, as determined for purposes of Section 162(m) of the Code;

        (i) "DATE OF GRANT" means the date on which a grant of an Option is effective;

        (j) "DISINTERESTED PERSON" means a director who qualifies as a "Disinterested Person" as defined in subclause 240.16b-3(c)(2)
                (I) of Title 17 of the Code of Federal Regulations of the United States ("CFR"); meaning a director who has not been granted or awarded equity securities pursuant to the Plan or any other plan of the Company or its Affiliates for one year prior to the initiation of his service as an administrator of the Plan, other than securities received pursuant to an annual retainer fee;

        (k) "DIRECT OR INDIRECT OWNERSHIP" of securities by a Person is calculated in accordance with the following rules:

                (i) the Person shall be deemed to own stock owned, directly or indirectly, by or for siblings (including half siblings), spouse, ancestors and lineal descendants, and

                (ii) stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust, shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries;

        (l) "DISABILITY" means a medically determinable physical or mental impairment which causes an individual to be unable to engage in any substantial gainful activity, as determined by the Committee;

        (m) "DISPOSITION" includes a sale, exchange, gift, or transfer of legal title, but does not include a pledge, hypothecation, transfer from a decedent to an estate, transfer by bequest or inheritance, or the other excepted circumstances referred to in section 424(c) of the Code;

        (n) "EFFECTIVE DATE" means the Effective Date of the Plan is July 31, 2000;

        (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended;

        (p)     "FAIR MARKET VALUE" means:

                (i) where the Shares are listed for trading on a stock exchange or over the counter market, the closing price of the Shares on the trading day


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                        immediately prior to the date of grant on such stock
                        exchange or over the counter market as may be selected for such purpose by the Committee, or

                (ii) where the Shares are not listed for trading on a stock exchange or over the counter market, the value which is determined by the Committee to be the fair value of the Shares at the Date of Grant, taking into consideration all factors that the Committee deems appropriate, including, without limitation, recent sale and offer prices of the Shares in private transactions negotiated at arm's length, and in any event consistent with
                        Section 260.140.50 of Title 10 of the California Code of Regulations;

        (q) "GUARDIAN" means the guardian, if any, appointed for an Optionee;

        (r) "ISO" means an Option granted to an employee of the Company or an Affiliate of the Company that is intended to qualify as an "incentive stock option" for purposes of section 422 of the Code and is therefore subject to favourable tax treatment under the Code;

        (s) "ISO OPTIONEE" means an Optionee to whom an ISO has been granted;

        (t) "MODIFICATION" means any change in the terms of an Option which gives the Optionee additional benefits under the Option within the meaning of section 424(h) of the Code, but such change shall not include a change in the terms of an Option:

                (i) in the case of an Option not immediately exercisable in full, to accelerate the time within which the Option may be exercised, or

                (ii) attributable to the issuance or assumption of an Option by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation if the new Option or assumption of the old Option does not give the Optionee additional benefits which he did not have under the old Option;

        (u)     "NON-EMPLOYEE DIRECTOR" means a member of the Board who either
                (i) is not a current employee or officer (within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder) of the Company or an Affiliate of the Company, does not receive compensation (directly or indirectly) from the Company or an Affiliate of the Company for services rendered as a consultant or in any capacity other than as a director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act ("Regulation S-K"), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3;


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        (v)     "NON-ISO" means an Option that is not intended to qualify as an
                "incentive stock option" for purposes of section 422 of the Code;

        (w) "NON-ISO OPTIONEE" means an Optionee to whom a Non-ISO has been granted;

        (x) "NON-OFFICER EMPLOYEE" means an employee who is not an officer or director within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations;

        (y) "OPTION" means an option to purchase Shares granted pursuant to the terms of this Plan;

        (z) "OPTION AGREEMENT" means a written agreement between an Optionee and the Company, specifying the terms of the Option being granted to the Optionee under the Plan;

        (aa) "OPTION PRICE" means the price at which an Option is exercisable to purchase Shares;

        (bb)    "OPTIONEE" means a person to whom an Option has been granted;

        (cc) "OUTSIDE DIRECTOR" means a director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of the United States Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an officer of the Company or an "affiliated corporation" at any time, and is not currently receiving direct or indirect remuneration from the Company or an "affiliated corporation" for services in any capacity other than as a director, or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the Code;

        (dd) "PARENT CORPORATION" means any corporation in an unbroken chain of corporations ending with Genetronics Biomedical Ltd. if, at the Date of Grant, each corporation other than Genetronics Biomedical Ltd. owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

        (ee) "PERSON" means a natural person, company, government, or political subdivision or agency of a government; and where two or more Persons act as a partnership, limited partnership, syndicate or other group for the purpose of acquiring, holding or disposing of securities of an issuer, such syndicate or group shall be deemed to be a Person;

        (ff) "PLAN" means this Stock Option Plan of the Company. The Plan was adopted by the Board on June 20, 1997 and approved by the shareholders of the Company on July 28, 1997, and amended on September 14, 1998, and was subsequently reviewed and accepted by The Toronto Stock Exchange. The Plan was further


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                amended(the "Amended Plan") by the Compensation Committee of the
                Company on October 20, 1998 and on February 5, 1999 and approved by the shareholders of the Company on July 26, 1999. The Amended Plan was amended again (the "2000 Plan") by the Compensation Committee on February 28, 2000 and May 22, 2000 and approved by the shareholders of the Company on August 7, 2000;

        (gg) "RULE 16b-3" means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3 as in effect with respect to the Company at the time discretion is being exercised regarding the Plan;

        (hh) "QUALIFIED SUCCESSOR" means a person who is entitled to ownership of an Option upon the death of an Optionee, pursuant to a will or the applicable laws of descent and distribution upon death;

        (ii)    "SECURITIES ACT" means the Securities Act of 1933, as amended;

        (jj) "SHARES" means the common shares without par value in the capital of Genetronics Biomedical Ltd.;

        (kk) "SUBSIDIARY CORPORATION" means any corporation in an unbroken chain of corporations beginning with Genetronics Biomedical Ltd. if, at the Date of Grant, each of the corporations other than the last corporation owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain;

        (ll) "TERM" means the period of time during which an Option is exercisable; and

        (mm)    "TERMINATING EVENT" means:

                (i)     the dissolution or liquidation of the Company,

                (ii) a merger or consolidation of the Company with one or more corporations as a result of which, immediately following such merger or consolidation, the shareholders of the Company as a group will hold less than a majority of the outstanding capital stock of the surviving corporation,

                (iii) the sale or other disposition of all or substantially all of the assets of the Company,

                (iv) the occurrence of an event whereby any Person or entity becomes the Beneficial Owner of Shares representing 50% or more of the combined voting power of the voting securities of the Company, or

                (v) a material change in the capital structure of the Company that is deemed to be a Terminating Event by virtue of the last sentence of Section 11.1 of this Plan or by virtue of Section 11.4 of this Plan.


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2.      STATEMENT OF PURPOSE

2.1 PRINCIPAL PURPOSES - The principal purposes of the Plan are to provide the Company and its shareholders with the advantages of the incentive inherent in stock ownership on the part of employees, officers, directors, and consultants responsible for the continued success of the Company; to create in such individuals a proprietary interest in, and a greater concern for, the welfare and success of the Company; to encourage such individuals to remain with the Company; and to attract new employees, officers, directors and consultants to the Company.

2.2 ISOs AND NON-ISOs - Under this Plan, the Company may grant either ISOs or Non-ISOs. Each ISO granted hereunder is intended to constitute an "incentive stock option," for the purposes of section 422 of the Code, and this Plan and each such ISO is intended to comply with all of the requirements of Section 422 of the Code and of all other provisions of the Code applicable to incentive stock options and to plans issuing the same. Each Non-ISO granted hereunder is intended to constitute an Option that is not an "incentive stock option" for the purposes of section 422 of the Code, and that does not comply with the requirements of Section 422 of the Code.


3.      ADMINISTRATION

3.1 BOARD OR COMMITTEE - The Plan shall be administered by the Board or by a committee of the Board appointed in accordance with Section 3.2 or 3.4(b) below.

3.2 APPOINTMENT OF COMMITTEE - The Board may at any time appoint a Committee, consisting of not less than two of its members, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time, the Board may increase the size of the Committee and appoint additional members, remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the discretion of the Board, a Committee may consist solely of two (2) or more Non-Employee Directors, and/or Outside Directors. Notwithstanding anything in this Section 3 to the contrary, the Board or the Committee may delegate to a Committee of one or more members of the Board the authority to grant Options to eligible persons who (a) are not then subject to Section 16 of the Exchange Act and/or (b) are either (i) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Options, or (ii) not persons with respect to whom the Company wishes to comply with Section 162(m) of the Code.

3.3 QUORUM AND VOTING - A majority of the members of the Committee shall constitute a quorum, and, subject to the limitations in this Section 3, all actions of the Committee shall require the affirmative vote of members who constitute a majority of such quorum. Members of the Committee who are not Disinterested Persons may vote on any matters affecting the administration of the Plan or the grant of Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself (but any such member may be counted in determining the existence of a quorum at any meeting of the Committee during which action is taken with respect to the granting of Options to him).


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3.4 ADMINISTRATION OF PLAN UPON REGISTRATION OF EQUITY SECURITIES
Notwithstanding the foregoing provisions of this Section 3, if the Company registers any class of any equity security pursuant to section 12 of the Exchange Act the Plan shall, from the effective date of such registration until six months after the termination of such registration, be administered as follows:

        (a) the Plan shall be administered by the Board so long as each member of the Board is a Disinterested Person; and,

        (b) if at any time not all members of the Board are Disinterested Persons, then the Board shall appoint a Committee consisting of two or more of its members, all of whom are Disinterested Persons, to administer the Plan on behalf of the Board in accordance with such terms and conditions as the Board may prescribe, consistent with this Plan. Once appointed, the Committee shall continue to serve until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members (all of whom shall be Disinterested Persons), remove members (with or without cause) and appoint new members in their place, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan so long as all members of the Board are Disinterested Persons. At no time shall a person who is not a Disinterested Person serve on the Committee appointed under this Section 3.4(b), nor shall such Committee at any time consist of less than two members of the Board.

3.5 POWERS OF COMMITTEE - Any Committee appointed under Section 3.2 or 3.4(b) above shall have the authority to do the following:

        (a)     administer the Plan in accordance with its express terms;

        (b) determine all questions arising in connection with the administration, interpretation, and application of the Plan, including all questions relating to the value of the Shares;

        (c) correct any defect, supply any information, or reconcile any inconsistency in the Plan in such manner and to such extent as shall be deemed necessary or advisable to carry out the purposes of the Plan;

        (d) prescribe, amend, and rescind rules and regulations relating to the administration of the Plan;

        (e) determine the duration and purposes of leaves of absence from employment which may be granted to Optionees without constituting a termination of employment for purposes of the Plan;

        (f)     do the following with respect to the granting of Options:

        (g) determine the employees, officers, directors, or consultants to whom Options shall be granted, based on the eligibility criteria set out in this Plan,


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        (h)     determine whether such Options shall be ISOs or Non-ISOs,

                (i) determine the terms and provisions of the Option Agreement to be entered into with any Optionee (which need not be identical with the terms of any other Option Agreement),

                (ii) amend the terms and provisions of Option Agreements, provided the Committee obtains:

(A) the consent of the Optionee, if the amendment would adversely affect the rights, or increase the obligations, of the Optionee under the Option; and

(B)     the approval of any stock exchange on which the Company is listed,


                (iii)   determine when Options shall be granted,

                (iv) determine the number of Shares subject to each Option, and

                (v) make all other determinations necessary or advisable for administration of the Plan.

3.6 ADMINISTRATION BY COMMITTEE - The Committee's exercise of the authority set out in Section 3.4 shall be consistent with the intent that ISOs issued under the Plan be qualified under the terms of Section 422 of the Code, and that Non-ISOs shall not be so qualified. All determinations made by the Committee in good faith on matters referred to in Section 3.4 shall be final, conclusive, and binding upon all Persons. The Committee shall have all powers necessary or appropriate to accomplish its duties under this Plan. In addition, the Committee's administration of the Plan shall in all respects be consistent with the policies and rules of any stock exchange or over the counter market on which the Shares are listed.


4.      ELIGIBILITY

4.1 ELIGIBILITY FOR ISOs - An ISO may only granted to a person who is an employee of the Company or an Affiliate of the Company, including directors or officers who are employees of the Company or an Affiliate of the Company.

4.2 ELIGIBILITY FOR NON-ISOs - Non-ISOs may be granted to any employee, officer, director or consultant of the Company or an Affiliate of the Company.

4.3 NO VIOLATION OF SECURITIES LAWS - No Option shall be granted to any Optionee unless the Committee has determined that the grant of such Option and the exercise thereof by the Optionee will not violate the securities law of the jurisdiction where the Optionee resides at the time of grant.

4.4 LIMIT ON MAXIMUM GRANT TO ANY OPTIONEE - Notwithstanding anything in this Plan to the contrary, no officer or employee of the Company or an Affiliate of the Company shall receive Options exercisable for more than two million one hundred thousand (2,100,000) Shares over


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any three year period, nine hundred thirty-five thousand (935,000) Shares over any one year period or 5% of the outstanding Shares.


5.      SHARES SUBJECT TO THE PLAN

5.1 NUMBER OF SHARES - The Committee, from time to time, may grant Options to purchase an aggregate of up to seven million four hundred thousand (7,400,000) Shares, subject to regulatory approval, to be made available from authorized, but unissued or reacquired, Shares. In calculating the foregoing seven million four hundred thousand (7,400,000) Shares, the Committee shall include the 4,467,275 Shares subject to options outstanding as of the Effective Date of the Plan. The foregoing number of Shares shall be adjusted, where necessary, to take account of the events referred to in Section 11 hereof.

5.2 DECREASE IN NUMBER OF SHARES SUBJECT TO PLAN - Upon exercise of an Option, the number of Shares thereafter available under the Plan and under the Option shall decrease by the number of Shares as to which the Option was exercised.

5.3 EXPIRY OF OPTION - If an Option expires or terminates for any reason without having been exercised in full, the unpurchased Shares subject thereto shall again be available for the purposes of the Plan.

5.4 RESERVATION OF SHARES - The Company will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.


6.      OPTION TERMS

6.1 OPTION AGREEMENT - With respect to each Option to be granted to an Optionee, the Committee shall specify the following terms in the Option Agreement between the Company and the Optionee:

        (a)     whether such Option is an ISO or a Non-ISO;

        (b) the number of Shares subject to purchase pursuant to such Option, provided that the number of Shares reserved for issuance to any one person pursuant to Options does not exceed 5% of the outstanding Shares;

        (c)     the Date of Grant;

        (d)     the Term, provided that:

                (i) the Term shall in no event be more than ten (10) years following the Date of Grant; and

                (ii) if an ISO Option is granted to an Optionee who on the Date of Grant has Direct or Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company, the Term of the Option shall not exceed five (5) years;


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        (e)     the Option Price, provided that:

                (i) the Option Price shall not be less than the Fair Market Value of the Shares on the trading day preceding the Date of Grant; and

                (ii) if an Option is granted to an Optionee who on the Date of Grant has Direct or Indirect Ownership of more than 10% of the total combined voting power of all classes of stock of the Company or an Affiliate of the Company, then the Option Price shall be at least 110% of the Fair Market Value of the Shares on the Date of Grant, with the proviso that, with respect to a non-ISO, this pricing limitation shall not be applicable if the shares are listed on a national stock exchange;

        (f) any vesting schedule upon which the exercise of an Option is contingent, including discretion to;

                (i) allow full and immediate vesting upon the grant of such Option,

                (ii) permit partial vesting in stated percentage amounts based on the length of the Term of such Option; provided, however, that an Option granted to a non-officer employee must provide for the right to exercise at the rate of at least twenty percent (20%) per year over five (5) years from the date of the Option is granted,

                (iii) permit full vesting after a stated period of time has passed from the Date of Grant; subject to the limitations described in the preceding sub-subparagraph;

                (iv) permit exercise of an Option for unvested Shares, provided however, that generally any unvested Shares so purchased shall be subject to a repurchase right in favor of the Company, with the repurchase price to be equal to the original purchase price of the stock, or to any other restriction the Board determines to be appropriate, but that (A) in the case of the unvested Shares received by a non-officer employee, the right to repurchase at the original purchase price shall lapse at a minimum rate of 20% per year over five (5) years from the date the Option was granted, and (B) such repurchase right shall be exercisable only within (I) the ninety
                        (90) day period following the termination of employment or the relationship as a director or Consultant, or (II) such longer period as may be agreed to by the Company and the Optionee (for example, for purposes of satisfying the requirements of Section 1202(c)(3) of the Code (regarding "qualified small business stock")), and
                        (C) such right shall be exercisable only for cash or cancellation of purchase money indebtedness for the shares; but unvested Shares received on exercise of an Option by an officer, director or consultant (within the meaning of Section 260.140.41 of Title 10 of the California Code of Regulations) may be subject to additional or greater restrictions; and


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        (g)     such other terms and conditions as the Committee deems advisable and are consistent with the purposes of this Plan.

6.2 NO GRANT AFTER TEN YEARS FROM EFFECTIVE DATE - No Option shall be granted under the Plan later than ten (10) years from the Effective Date of the Plan. Except as expressly provided herein, nothing contained in this Plan shall require that the terms and conditions of Options granted under the Plan be uniform.

6.3 NO DISPOSITION FOR SIX MONTHS - An Optionee who is subject to Section 16 of the Exchange Act and whose Option grant is not exempt from Section 16 under Rule 16b-3 shall not make a Disposition of any Shares issued upon exercise of an Option unless at least six (6) months has elapsed between the Date of Grant of the Option and the date of Disposition of the Shares issued upon exercise of such Option.


7.      LIMITATION ON GRANTS OF OPTIONS

7.1 US$100,000 LIMIT ON ISOs - If the aggregate Fair Market Value (valued as of the Date of Grant of each ISO) of:

        (a) Shares underlying ISOs which have been granted to an Optionee under this Plan and which are exercisable for the first time during a calendar year, and

        (b) Shares underlying incentive stock options which have been granted to such Optionee under any other plan of the Company or its Affiliates and which are exercisable for the first time during that calendar year, exceeds US$100,000, as such amount may be adjusted from time to time under Section 422(d) of the Code, then to the extent of such excess such options shall be treated as options that are not "incentive stock options" for purposes of the Code.


8.      EXERCISE OF OPTION

8.1 METHOD OF EXERCISE - Subject to any limitations or conditions imposed upon an Optionee pursuant to the Option Agreement or Section 6 above, an Optionee may exercise an Option by giving written notice thereof to the Company at its principal place of business, provided that any Options granted after the 2000 Plan is approved by The Toronto Stock Exchange and the American Stock Exchange but prior to the date on which shareholder approval to the 2000 Plan is given, may not be exercised unless and until the 2000 Plan and any such Options receive shareholder approval.

8.2 PAYMENT OF OPTION PRICE - The notice described in Section 8.1 shall be accompanied by full payment of the aggregate Option Price to the extent the Option is so exercised, and full payment of any amounts the Company determines must be withheld for tax purposes from the Optionee pursuant to the Option Agreement. Such payment shall be:

        (a)     in lawful money (United States funds) by cheque;


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        (b)     at the discretion of the Committee and if such form of payment is permitted under the corporate laws then governing the Company and if the Company has disclosed to its shareholders that it will accept such payment for the exercise of Options, by delivery of the Optionee's personal recourse note bearing interest at a rate deemed appropriate by the Committee;

        (c) at the discretion of the Committee, and subject to all applicable securities laws, through delivery by the Optionee and/or withholding by the Company, of Shares having a market value as of the date of exercise equal to the cash exercise price of the Option plus any amounts that the Company determines must be withheld from the Optionee for U.S. or Canadian tax purposes. The market value of each of the Shares on the date of delivery shall be determined in good faith by the Committee, which determination shall be binding for all purposes hereunder; or

        (d) at the discretion of the Committee, by any combination of Sections 8.2(a) to 8.2(c) above.

8.3 ISSUANCE OF STOCK CERTIFICATE - As soon as practicable after exercise of an Option in accordance with Sections 8.1 and 8.2 above, the Company shall issue a stock certificate evidencing the Shares with respect to which the Option has been exercised. Until the issuance of such stock certificate, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to such Shares, notwithstanding the exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in
Section 11 below.


9.      TRANSFERABILITY OF OPTIONS

9.1 NON-TRANSFERABLE - Except as provided otherwise in this Section 9, Options are non-assignable and non-transferable.

9.2 DEATH OF OPTIONEE - If the employment of an Optionee as an employee or consultant of the Company or an Affiliate of the Company, or the position of an Optionee as a director of the Company or an Affiliate of the Company, terminates as a result of Optionee's death, any Options held by such Optionee shall pass to the Qualified Successor of the Optionee, and shall be exercisable by the Qualified Successor on or before the date which is the earlier of twelve (12) months following the date of death and ten (10) years following the Date of Grant.

9.3 DISABILITY OF OPTIONEE - If the employment of an Optionee as an employee or consultant of the Company or an Affiliate of the Company, or the position of an Optionee as a director of the Company or an Affiliate of the Company, is terminated by the Company or its Affiliate by reason of such Optionee's Disability, any Option held by such Optionee that could have been exercised immediately prior to such termination of service shall be exercisable by such Optionee, or by such Optionee's Guardian, on or before the date which is the earlier of twelve (12) months following the termination of service of such Optionee, and the last day of the Term.

9.4 DISABILITY AND DEATH OF OPTIONEE - If an Optionee who has ceased to be employed by the Company or an Affiliate of the Company by reason of such Optionee's Disability dies within


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

six (6) months after the termination of such employment, any Option held by such Optionee that could have been exercised immediately prior to such Optionee's death shall pass to the Qualified Successor of such Optionee, and shall be exercisable by the Qualified Successor:

        (a) in the case of an ISO, on or before a date which is the earlier of six (6) months following the death of such Optionee, and ten years following the Date of Grant, and

        (b) in the case of a Non-ISO, on or before a date which is the earlier of twelve (12) months following the death of such Optionee, and ten (10) years following the Date of Grant.

9.5 UNANIMOUS AGREEMENT - If two or more persons constitute the Qualified Successor or the Guardian of an Optionee, the rights of such Qualified Successor or such Guardian shall be exercisable only upon the unanimous agreement of such persons.

9.6 DEEMED NON-INTERRUPTION OF EMPLOYMENT - Employment shall be deemed to continue intact during any military or sick leave or other bona fide leave of absence if the period of such leave does not exceed ninety (90) days or, if longer, for so long as the Optionee's right to re-employment with the Company or an Affiliate of the Company is guaranteed either by statute or by contract. If the period of such leave exceeds ninety (90) days and the Optionee's re-employment is not so guaranteed, then such Optionee's employment shall be deemed to have terminated ninety-one (91) days from the date such leave commenced.


10.     TERMINATION OF OPTIONS

10.1 TERMINATION OF OPTIONS - To the extent not earlier exercised or terminated in accordance with section 9 above, an Option shall terminate at the earliest of the following dates:

        (a) the termination date specified for such Option in the Option Agreement;

        (b) if the Optionee's position as an employee, officer, consultant or director of the Company or an Affiliate of the Company is terminated for just cause, (as determined by the Company), and the Optionee has no continuing business relationship with the Company or an Affiliate of the Company as an employee, officer, consultant, or director, then thirty (30) days after the date of such termination for just cause, subject to the proviso that an Optionee who is subject to restricted trading periods due to his or her status as an insider, as determined by the Company, then
                (30) days after the date the next trading window, immediately following the date of termination for just cause, opens;

        (c) if the Optionee's position as an employee, officer, consultant or director of the Company or an Affiliate of the Company terminates for a reason other than the Optionee's Disability, death, or termination for just cause, (as determined by the Company), and the Optionee has no continuing business relationship with the Compnay or an Affiliate of the Company as an employee, officer, consultant, or director, then sixty (60) days after such date of termination, subject to the proviso

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
                that an Optionee who is subject to restricted trading periods due to his or her status as an insider, as determined by the Company, then (60) days after the date the next trading window, immediately following the date of termination for just cause, opens:

        (d) the date of any sale, transfer, assignment or hypothecation, or any attempted sale, transfer, assignment or hypothecation, of such Option in violation of Section 9.1 above; and

        (e) the date specified in Section 11.2 below for such termination in the event of a Terminating Event.

10.2 VESTING - In the event that an Optionee's position as an employee, officer, consultant or director of the Company or of an Affiliate of the Company is terminated, and the Optionee has no continuing business relationship with the Company or an Affiliate of the Company as an employee, officer, consultant, or director, the Option held by such Optionee shall cease to vest as at the date of termination, regardless of whether the Optionee is subject to restricted trading periods due to his or her status as an insider, as determined by the Company.


11.     ADJUSTMENTS TO OPTIONS

11.1 ALTERATION IN CAPITAL STRUCTURE - If there is a material alteration in the capital structure of the Company resulting from a recapitalization, stock split, reverse stock split, stock dividend, or otherwise, the Committee shall make such adjustments to this Plan (and to the Options then outstanding under this Plan) as the Committee determines to be appropriate and equitable under the circumstances, so that the proportionate interest of each holder of any such Option shall, to the extent practicable, be maintained as before the occurrence of such event. Such adjustments may include, without limitation (a) a change in the number or kind of shares of stock of the Company covered by such Options, or other property for which Shares are exchanged as part of such adjustment, and
(b) a change in the Option Price payable per share; provided, however, that the aggregate Option Price applicable to the unexercised portion of existing Options shall not be altered, it being intended that any adjustments made with respect to such Options shall apply only to the price per share and the number of shares subject thereto. For purposes of this Section 11.1, neither (i) the issuance of additional shares of stock of the Company in exchange for adequate consideration (including services), nor (ii) the conversion of outstanding preferred shares of the Company into Shares shall be deemed to be material alterations of the capital structure of the Company. If the Committee determines that the nature of a material alteration in the capital structure of the Company is such that it is not practical or feasible to make appropriate adjustments to this Plan or to the Options granted hereunder, such event shall be deemed a Terminating Event for the purposes of this Plan.

11.2 TERMINATING EVENTS - Subject to Section 11.3, all Options granted under the Plan shall terminate upon the occurrence of a Terminating Event.

11.3 NOTICE OF TERMINATING EVENT - The Committee shall give notice of the imminent consummation of a Terminating Event to Optionees and persons whose Shares are subject to a repurchasing right under the Plan, not less than thirty days prior to the consummation of a

Terminating Event. Upon the giving of such notice, all repurchase rights of the Company under the Plan shall terminate, and all Options, shall become immediately exercisable, notwithstanding any contingent vesting provisions to which such Options may have otherwise been subject.

11.4 CORPORATE REORGANIZATION - In the event of a reorganization as defined in this Section 11.4 in which the Company is not the surviving or acquiring corporation, or in which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization, then unless provision is made by the acquiring corporation for the assumption of each Option granted under this Plan, or the substitution of an option therefor, such that no Modification of any such Option occurs, all Options granted under this Plan shall terminate and such event shall be deemed a Terminating Event. For purposes of this Section 11.4, "reorganization" shall mean any statutory merger, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another corporation after the effective date of the reorganization.

11.5 DETERMINATIONS TO BE MADE BY COMMITTEE - Adjustments and determinations under this Section 11 shall be made by the Committee, whose decisions as to what adjustments or determination shall be made, and the extent thereof, shall be final, binding, and CONCLUSIVE.


12.     TERMINATION AND AMENDMENT OF PLAN

12.1 TERMINATION OF PLAN - Unless earlier terminated as provided in Section 11 above or in Section 12.2 below, the Plan shall terminate on, and no Option shall be granted under the Plan, after the end of the day prior to the tenth anniversary of the Effective Date.

12.2 POWER OF COMMITTEE TO TERMINATE OR AMEND PLAN - Subject to the approval of any stock exchange on which the Company is listed, the Committee may terminate, suspend or amend the terms of the Plan; provided, however, that, except as provided in Section 11 above no amendment shall be effective unless approved by the shareholders of the Company within twelve (12) months before or after the adoption of the amendment, where the amendment will: (a) increase the number of shares reserved for Options under the Plan; (b) modify the requirements as to eligibility for participation in the Plan (to the extent such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code); or (c) modify the Plan in any other way if such modification requires shareholder approval in order for the Plan to satisfy the requirements of Section 422 of the Code, Rule 16b-3 or any Nasdaq or securities exchange listing requirements.

12.3 NO GRANT DURING SUSPENSION OF PLAN - No Option may be granted during any suspension, or after termination, of the Plan. Amendment, suspension, or termination of the Plan shall not, without the consent of the Optionee, impair any rights or increase any obligations of the Optionee under any Option previously granted prior to such amendment, suspension or termination.

13.     CONVERSION OF ISOs INTO NON-ISOs

13.1 CONVERSION OF ISOs INTO NON-ISOs - At the written request of any ISO Optionee, the Committee may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-ISOs at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or an Affiliate of the Company at the time of such conversion. Such actions include, but shall not be limited to, extending the exercise period of such ISOs. At the time of such conversion, the Committee, with the consent of the Optionee, may impose such conditions on the exercise of the resulting Non-ISOs as the Committee in its discretion may determine, provided that such conditions are consistent with this Plan. Nothing in the Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-ISOs, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.


14.     CONDITIONS PRECEDENT TO ISSUANCE OF SHARES

14.1 COMPLIANCE WITH SECURITIES LAWS - Options shall not be granted and Shares shall not be issued pursuant to the exercise of any Option unless the grant and exercise of such Option and the issuance and delivery of such Shares comply with all relevant provisions of law, including, without limitation, the Securities Act, the Exchange Act, any applicable state or provincial securities law, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed or otherwise traded.

14.2 REPRESENTATIONS BY OPTIONEE - As a condition precedent to the exercise of any Option, the Company may require the Optionee to represent and warrant, at the time of exercise, that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such representations and warranties are required by any applicable law.

14.3 REGULATORY APPROVAL TO ISSUANCE OF SHARES - The Company shall seek to obtain from regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell Shares upon the exercise of any Option; provided, however, that this undertaking shall not require the Company to register under the Securities Act (or any other applicable law for the registration and sale of securities) either the Plan, any Option or any Shares issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of any such Options unless and until such authority is obtained.

15.     USE OF PROCEEDS

15.1 USE OF PROCEEDS - Proceeds from the sale of Shares made pursuant to the exercise of an Option shall constitute general funds of the Company and shall be used for general corporate purposes.


16.     NOTICES

16.1 NOTICES - All notices, requests, demands and other communications required or permitted to be given under this Plan and the Options granted under this Plan shall be in writing and shall be either served personally on the party to whom notice is to be given, in which case notice shall be deemed to have been duly given on the date of such service; telefaxed, in which case notice shall be deemed to have been duly given on the date the telefax is sent; or mailed to the party to whom notice is to be given, by registered or certified first class mail, return receipt requested, postage prepaid, and addressed to the party at his, her or its most recent known address, in which case such notice shall be deemed to have been duly given on the tenth postal delivery day following the date of such mailing.


17.     MISCELLANEOUS PROVISIONS

17.1 NO OBLIGATION TO EXERCISE - An Optionee shall be under no obligation to exercise such Optionee's Option.

17.2 NO OBLIGATION TO RETAIN OPTIONEE - Nothing contained in this Plan shall obligate the Company or an Affiliate of the Company to retain an Optionee as an employee, officer, director, or consultant for any period, nor shall this Plan interfere in any way with the right of the Company or an Affiliate of the Company to reduce such Optionee's compensation.

17.3 BINDING AGREEMENT - The provisions of this Plan and each Option Agreement with an Optionee shall be binding upon such Optionee and any Qualified Successor or Guardian of such Optionee.

17.4 USE OF TERMS - Where the context so requires, references herein to the singular shall include the plural, and vice versa.

17.5 DELIVERY OF FINANCIAL STATEMENTS - Throughout the term of any Option, the Company shall deliver to the holder of such Option, not later than one hundred twenty (120) days after the close of each of the Company's fiscal years during the Option term, a balance sheet and an income statement. This section shall not apply when the Company's granting of Options is limited to key employees whose duties in connection with the Company or an Affiliate of the Company assure them access to equivalent information.

17.6 HEADINGS - The headings used in this Plan are for convenience of reference only and shall not in any way affect or be used in interpreting any of the provisions of this Plan.


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

18.     SHAREHOLDER APPROVAL OF PLAN

18.1 SHAREHOLDER APPROVAL OF PLAN - This Plan must be approved by a majority of the votes cast at a meeting of the shareholders of the Company, other than votes attaching to securities beneficially owned by:

        (a) insiders of the Company, meaning directors, officers and greater than 10% shareholders; and

        (b)     Associates of persons referred to in subparagraph 18.1(a) above.







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